Exhibit A

NORTHERN LIGHTS FUND TRUST III CLASS A

MASTER DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

Date Last Amended: November 28, 2018

Fund Name	Maximum Authorized Rate	Currently Approved Rate	Distributor
Absolute Capital Asset Allocator Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Absolute Capital Defender Fund	0.25%	0.25%	Northern Lights Distributors, LLC
ACM Dynamic Opportunity Fund	0.25%	0.25%	Northern Lights Distributors, LLC
ACM Tactical Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Boyd Watterson Limited Duration Enhanced Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Counterpoint Long-Short Equity Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Counterpoint Tactical Equity Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Counterpoint Tactical Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Counterpoint Tactical Municipal Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Select Fund	0.25%	0.25%	Northern Lights Distributors, LLC
HCM Dividend Sector Plus Fund	0.25%	0.25%	Northern Lights Distributors, LLC
HCM Income Plus Fund	0.25%	0.25%	Northern Lights Distributors, LLC
HCM Tactical Growth Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Currency Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Real Asset Opportunities Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Thomson Reuters Private Equity Index Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Leland Thomson Reuters Venture Capital Index Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Multi-Asset Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Risk Managed Global Sectors Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Risk Managed U.S Sectors Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Persimmon Long/Short Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Pinnacle Dynamic Growth Fund	0.25%	0.25%	Northern Lights Distributors, LLC

Pinnacle Sherman Multi-Strategy Core Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Pinnacle Sherman Tactical Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Pinnacle TrendRating Innovative Equity Fund	0.25%	0.25%	Northern Lights Distributors, LLC
RESQ Dynamic Allocation Fund	0.40%	0.40%	Northern Lights Distributors, LLC
RESQ Strategic Income Fund	0.40%	0.40%	Northern Lights Distributors, LLC
Swan Defined Risk Emerging Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Foreign Developed Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Growth Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk U.S. Small Cap Fund	0.25%	0.25%	Northern Lights Distributors, LLC
The Covered Bridge Fund	0.25%	0.25%	Northern Lights Distributors, LLC

Acknowledged and Approved by:

Northern Lights Fund Trust III:

By: /s/ Richard Malinowski

Richard Malinowski, President

Northern Lights Distributors, LLC:

By: /s/ William J. Strait

William J. Strait, President